                                                                     EXHIBIT 1.5

                          [MAXXIM MEDICAL LETTERHEAD]

                                                              February 20, 1998

Maxxim Medical, Inc.
103000 49th Street North
Clearwater, FL 34622


Gentlemen:

         This letter will serve as our agreement relating to certain issues concerning the conversion by Maxxim Medical, Inc. a Delaware corporation ("Maxxim"), of a portion of the certain convertible subordinated promissory note dated April 30, 1996, in the original principal amount of $7,000,000, as amended by that certain note modification agreement dated September 20, 1997 (the "Convertible Note"), issued by Henley Healthcare, Inc., a Texas corporation ("Henley"), to Maxxim. For good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Pursuant to Section 4.1 of the Convertible Note, Maxxim gives notice of the conversion of $2,000,000 of the principal amount of the Convertible note into 1,000,000 shares of the common stock, par value $.01 per share ("Common Stock"), of Henley, based on the current conversion price of $2.00 per share under the Convertible Note. The data of such conversion is effective as of the date of this letter and Henley hereby tenders to Maxxim a certificate representing the 1,000,000 shares of Common Stock. Notwithstanding the provisions of Section 4.1 of the Convertible Note, the parties agree that the entire $2,000,000 of the convertible Note so converted reduces the principal amount of the Convertible Note and such sum shall be applied to Henley's full redemption obligation due in the year 2003 and partially to Henley's redemption obligation due in the year 2002 as provided in Section 2.3 of the convertible Note. All accrued and unpaid interest on the convertible Note through February 28, 1998 in the aggregate amount of $26,667 is hereby paid in cash by Henley.

2. As further consideration for the agreement of Maxxim to convert the amount of Convertible Note set forth above, Henley hereby agrees to use its commercially reasonable best efforts to file a shelf registration statement on Form S-3, as amended from time to time, (the "Registration Statement") with the U.S. Securities & Exchange Commission ("SEC") to register resales of the Common Stock issued to Maxxim hereby as soon as reasonably practicable after the date hereof; provided, that, Maxxim hereby acknowledges and agrees that the Registration Statement will not be filed until such time as Henley has completed the audit of its consolidated financial statements at and as of December 31, 1997, and filed its Annual Report on Form 10-K with the SEC including the results of such audit which matters Henley agrees to accomplish as soon as practicable. Henley shall use its commercially reasonable best efforts to have the Registration
         Statement declared effective as soon as possible after such filing, and to keep such Registration Statement continuously effective until the second anniversary of the initial date of effectiveness of such Registration Statement subject to extension as herein provided; provided, however, that Henley may voluntarily from time to time suspend the effectiveness of the Registration Statement for a limited time which in no event shall be longer than 90 days in any instance and 150 days in the aggregate, if Henley has been advised in writing by its counsel or its underwriters that the offering of shares of Common Stock pursuant to the Registration Statement would materially and adversely affect, or would be improper in view of (or improper without disclosure in a prospectus), a proposed financing, public offering, reorganization, re-capitalization, merger, consolidation or similar transaction involving Henley, in which case Henley shall be required to keep such Registration Statement effective for an additional period of time beyond the second anniversary date equal to the number of days the effectiveness thereof is suspended pursuant to this provision. Upon the occurrence of any event that would cause the Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Registration Statement is required to be effective and usable, Henley shall promptly notify Maxxim in writing specifying the reasons that the Registration Statement may not be used to sell Common Stock including a copy of the written advice received by Henley from its counsel or underwriters and Henley shall promptly file an amendment to the Registration Statement and use its commercially reasonable best efforts to cause such amendment to be declared effective as soon as practicable thereafter. Henley will bear all costs and expenses related to the Registration Statement other than the expenses incurred by Maxxim for underwriters commissions and discounts or legal fees incurred by Maxxim. Maxxim shall furnish to Henley such information regarding its holdings and the proposed manner of distribution of Common Stock as Henley may reasonably request and as shall be required by the rules and regulations of the SEC in connection with the Registration Statement. Notwithstanding the foregoing, Maxxim hereby acknowledges and agrees that Henley may include in the Registration Statement the offering for resale of additional shares of its common stock issuable upon the conversion of other securities of Henley to be issued in connection with proposed private placement to be accomplished by Henley in the next 30 days after the date of this letter; provided, however, that such inclusion will not reduce in any manner the number of Maxxim shares to be included in the Registration Statement.

 3. The Registration Rights Agreement entered by and between Maxxim and Henley dated April 30, 1996 ("Registration Rights Agreement"), remains in full force and effect, except that the shares of Common Stock issued by Henley to Maxxim, as set forth in paragraph 1 above, shall no longer be "Registerable Securities" as defined in such Registration Statement as provided herein. Henley acknowledges and agrees that registration of the Maxxim Common Stock does not constitute a Demand Registration pursuant to the provisions of the Registration Rights Agreement.

 4. Henley and Maxxim agree that the indemnification and contribution rights and obligations of the parties as provided in Section 5 of the Registration Rights Agreement shall be applicable to the Transactions herein described and are incorporated herein by this reference as if fully set forth.

 5. Each of Henley, Chadwick F. Smith and Michael M. Barbour hereby waive and release in full their rights of first refusal granted under Section 2 of that certain Voting Agreement dated April 20, 1996, executed by such persons and Maxxim insofar as such rights apply to the sale by Maxxim of the shares of Common Stock to be included in the Registration Statement. Henley agrees that any legend on the Maxxim Common Stock certificate shall be removed by Henley's Registrar or Transfer agent within 24 hours of notice to Henley, that Maxxim has sold any of the Common Stock pursuant to the Registration Statement.

 6. This letter may not be amended without the written approval of the parties hereto, and shall be construed, interpreted and enforced under the laws of the State of Texas.

     Please acknowledge you acceptance and agreement of the above by acknowledging this agreement in the space provided below.

                                             Very truly yours,

                                             HENLEY HEALTHCARE, INC.

                                             BY:/s/ Michael M. Barbour
                                                -----------------------
                                             TITLE:   President
                                                   --------------------


          Acknowledged and agreed to by:
          MAXXIM MEDICAL, INC.

          By: /s/  Kenneth W. Davidson
             -------------------------------
          Title: President
                ----------------------------
          Date:       Feb. 20/98
               -----------------------------

           /s/ Chadwick F. Smith
          ----------------------------------
          Chadwick F. Smith

          Date:       2-20-98
               -----------------------------

           /s/ Michael M. Barbour
          ----------------------------------
          Michael M. Barbour

          Date:       2-20-98
               -----------------------------